Exhibit 23.4



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of our report dated March 26, 2003 relating to the financial statements of Nusa Tenggara Partnership V.O.F., which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/  PricewaterhouseCoopers LLP

Denver, Colorado
October 27, 2003